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                                                  EXHIBIT 99.1




FOR IMMEDIATE RELEASE
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CONTACT: Bruce L. Lev                        Melinda R. LeVino
         Vice President - General Counsel    Director, Corporate Communications
         (203) 899-4529                      (203) 899-4672



        MICRO WAREHOUSE, INC. REPORTS UPDATED RESULTS OF FINANCIAL REVIEW



          Norwalk, CT, October 15, 1996 - Micro Warehouse, Inc. (NASDAQ:
MWHS) today reported that it continues to oversee a review of previously reported errors uncovered in its accounting procedures which have affected the Company's reported gross margins. The Company confirmed that it will restate its financial results for its 1994 and 1995 fiscal years and, pending further review, may restate its financial results for 1993. Additionally, there is anticipated to be a first quarter 1996 charge of approximately $2.5 million after tax. The aggregate charge to operating profits for all of these periods is expected to be approximately $28 million after tax.


          The Company has confirmed its earlier reported belief that these matters will not affect ongoing operations.


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